Exhibit 99.1

For immediate release:

Redding Bancorp, Parent Company of Redding Bank of Commerce
Announces First Quarter Operating Results

REDDING, California, April 15, 2003/ PRNewswire— Redding Bancorp (OTCBB: RDDB), a $370.3 million financial services holding company, and parent company of Redding Bank of Commerce and RBC Mortgage Services today announced operating results for the first quarter 2003.

The Company reports earnings of $926,000 for the quarter ended March 31, 2003 up 25.0% from the $741,000 reported for the same quarterly period in 2002. Diluted earnings per share for the first quarter 2003 was $0.33 compared with $0.26 for the same quarterly period in 2002, a 27.0% increase.

The increase in earnings is primarily attributed to the volume of loan activity over the prior year, coupled with reduction in cost of funds and the first quarter earnings from the mortgage banking division.

The loan portfolio has had exceptional growth increasing 23.2% or $53.6 million over a year ago. Net loans outstanding at March 31, 2003 were $284,445,000 compared with $280,087,000 at December 31, 2002 and $230,892,000 at March 31, 2002.

Redding Bancorp’s annualized return on average equity was 13.41% for the quarter ended March 31, 2003, compared to 15.04% for the quarter ended December 31, 2002 and 11.21% for the quarter ended March 31, 2002. Return on average assets was 1.01%, compared to 1.09% at December 31, 2002 and 0.95% for the quarter ended March 31, 2002.

Provision for loan losses of $175,000 were provided for the three months ended March 31, 2003 compared with $65,000 for the same period of 2002. Redding Bancorp’s allowance for loan losses was 1.37% of total loans at March 31, 2003 and 1.38% at March 31, 2002. Year-to-date net charge-offs of $7,700 compare favorably to net charge-offs of $13,000 for the same period last year.

The Company’s consolidated liquidity position remains adequate to meet future contingencies. At March 31, 2003, the Company had overnight investments of $22.4 million and available lines of credit of approximately $46.0 million.

Total shareholder equity increased from December 31, 2002 by $1,031,000 to $28.7 million at March 31, 2003. The increase was a result of earnings of $926,000, $114,420 from exercises of stock options and a reduction in accumulated other comprehensive income of approximately $9,000. At March 31, 2003, the Company’s Tier 1 and total risk-based capital ratios were approximately 10.96% and 12.21% respectively. The Federal Reserves Board’s minimum risk-based capital ratio guidelines for Tier 1 and total capital are 4%, and 8% respectively.

During the first quarter 2003, the Company participated in a pooled offering of floating rate trust preferred securities, raising $5.0 million. The securities were priced at six-month London Interbank Overnight Rate (“LIBOR”) plus 330 basis points with LIBOR capped at 12.5% during the five-year no-call period. The proceeds of the offering will be primarily used to support asset growth.

Redding Bancorp, with administrative offices in Redding, California is a financial service holding company that owns Redding Bank of Commerce, Roseville Bank of Commerce, a division of Redding Bank of Commerce and RBC Mortgage Services, an affiliate of Redding Bank of Commerce and Roseville Bank of Commerce. The Company is a federally insured California banking corporation and opened on October 22, 1982.

The Company operates two full-service banking offices of Redding Bank of Commerce in Redding, California and two full-service banking offices of Roseville Bank of Commerce, a division of the bank in Roseville and Citrus Heights, California.

This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933, and Securities Act of 1934. The forward-looking statements (which involve the Company’s plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:

•	Competitive pressure in the banking industry and changes in the regulatory environment.

•	Changes in the interest rate environment and volatility of rate sensitive deposits.

•	The health of the economy declines nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of the Company’s loans.

•	Credit quality deteriorates which could cause an increase in the provision for loan losses.

•	Losses in the Company’s merchant credit card processing business.

•	Asset/Liability matching risks and liquidity risks.

•	Changes in the securities markets.

For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 under the heading “Risk factors that may affect results”. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Redding Bancorp
Quarterly Financial Condition Data
(Dollars in Thousands, except share and per share amounts)
(Unaudited)

For the Quarter Ended

	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2003	2002	2002	2002	2002

Cash and due from banks	$19,499	$23,832	$18,315	$25,414	$17,881
Federal funds sold	22,380	10,760	25,190	7,500	13,930
Securities available-for-sale	26,096	32,328	52,584	28,084	34,640
Securities held to maturity	2,138	2,405	2,722	3,394	3,707
Loans, net of allowance for loan losses	284,445	280,087	270,498	252,586	230,892
Bank premises and equipment, net	5,331	5,366	5,402	5,370	5,391
Other assets	10,385	12,656	10,075	8,837	10,899

TOTAL ASSETS	$370,274	$367,434	$384,786	$331,185	$317,340

Liabilities:
Demand — noninterest bearing	$55,694	$55,170	$52,784	$51,102	$44,830
Demand — interest bearing	89,945	88,251	89,855	83,873	73,409
Savings	22,174	20,797	20,918	17,615	18,065
Certificates of deposit	147,697	150,229	155,544	141,727	138,081

Total Deposits	315,510	314,447	319,101	294,317	274,385
Securities sold under agreement to repurchase	3,783	3,704	4,665	4,947	11,867
Federal Home Loan Bank borrowings	13,000	18,000	28,000	0	0
Other Liabilities	4,283	3,616	4,244	3,396	3,293
Guaranteed Preferred Beneficial Interests in Company’s Junior Subordinated Debentures (Trust Preferred Securities)	5,000	0	0	0	0

Total Liabilities	341,576	339,767	356,010	302,659	289,545
Stockholders’ Equity:
Common Stock	8,764	8,715	8,720	8,820	8,851
Retained Earnings	19,805	18,814	19,727	19,552	19,042
Accumulated other comprehensive income (loss), net	129	138	329	154	(98)

Total stockholders’ equity	28,698	27,667	28,776	28,526	27,795
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$370,274	$367,434	$384,786	$331,185	$317,340

Interest Income:
Net interest income	$3,506	$3,493	$3,364	$3,044	$2,616
Provision (credit) for loan losses	175	325	105	125	65

Net interest income after provision for loan losses	3,331	3,168	3,259	2,919	2,551
Noninterest Income:
Service Charges	68	72	69	76	72
Merchant Credit Card service income, net	95	108	108	102	107
Other Income	233	231	234	253	223
Net gain (loss) on sale of securities available for sale	22	150	123	3	(1)
Mortgage service fee income	53	64	31	24	42

Total noninterest income	471	625	565	458	443
Noninterest Expense:
Salaries and related benefits	1,299	1,285	1,282	1,120	1,022
Net occupancy and equipment expense	372	390	377	343	353
Data processing and professional fees	209	173	126	111	120
Other expenses	436	299	443	433	390

Total noninterest expense	2,316	2,147	2,228	2,007	1,885
Income before taxes	1,486	1,646	1,596	1,370	1,109
Provision for income taxes	560	651	483	523	368

Net Income	$926	$995	$1,113	$847	$741

	For the Quarter Ended

Key Financial Information
(Unaudited)	March 31, 2003	Dec 31, 2002	Sept 30, 2002	June 30, 2002	March 31, 2002

Net earnings per share- basic	$0.35	$0.38	$0.42	$0.32	$0.27
Net earnings per share- diluted	$0.33	$0.35	$0.39	$0.30	$0.26
Dividends per share	$0.00	$0.65	$0.00	$0.00	$0.00
Net Interest Margin	4.14%	4.81%	4.07%	4.20%	3.72%
Average Equity	$27,617	$26,460	$26,573	$26,174	$26,437
Return on Average Equity	13.41%	15.04%	13.55%	12.94%	11.21%
Average Assets	$368,356	$376,714	$326,530	$321,803	$310,739
Return on Average Assets	1.01%	1.09%	1.10%	1.05%	0.95%
Efficiency Ratio	60.89%	56.60%	60.03%	59.43%	62.96%
Total Assets	$370,274	$367,434	$384,786	$331,185	$317,340
Loans Receivable, net of allowances	$284,445	$280,087	$270,498	$252,586	$230,892
Deposits	$315,510	$314,447	$319,101	$294,317	$274,385
Shareholder’s Equity	$28,698	$27,668	$28,776	$28,526	$27,795
Total shares outstanding	2,654	2,641	2,648	2,684	2,698
Book Value per share	$10.81	$10.48	$12.18	$10.63	$10.30
Loan to deposit ratio	91.41%	83.32%	85.85%	85.82%	85.33%
Non-performing assets to total assets	2.12%	0.10%	0.09%	0.00%	0.11%
Non-performing loans to total loans	1.36%	0.00%	0.01%	0.00%	0.00%
Allowance for loans losses to total loans	1.37%	1.34%	1.26%	1.31%	1.38%
Leverage capital	9.07%	8.05%	8.67%	8.87%	8.88%
Tier 1 risk based capital	10.96%	9.32%	9.44%	10.23%	10.79%
Total risk based capital	12.21%	10.57%	10.69%	11.48%	12.04%